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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors
ChemFirst Inc.:


We consent to incorporation by reference in the registration statement (No. 333-18691) on Form S-8 of ChemFirst Inc. of our report dated June 21, 2000 relating to the financial statements and supplemental schedule of ChemFirst Inc. 401(k) Savings and Employee Stock Ownership Plan as of December 31, 1999 and 1998, and for the years ended December 31, 1999, 1998 and 1997, which report appears in the December 31, 1999 annual report on Form 11-K of ChemFirst Inc. 401(k) Savings and Employee Stock Ownership Plan.


                                                 KPMG LLP

Jackson, Mississippi
June 28, 2000